Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE MKT Stock Exchanges

NEWS

Vista Gold Corp. Reports Additional Mt. Todd Drilling Results, Including 1.49 g/t Gold over 129 meters

Denver, Colorado, September 25, 2012 — Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today reported further drilling results from its ongoing resource conversion drilling program at the Mt. Todd gold project in Northern Territory, Australia.

Highlights of the most recent three drill hole results include:

•                  1.32 grams per tonne (g/t) gold over 149 meters in VB12-015;

•                  1.49 g/t gold over 129 meters in VB12-016; and

•                  1.54 g/t gold over 33 meters, including 5.22 g/t over 7 meters in VB12-017.

True widths of the intercepts reported above range between 80-87% and are discussed in more detail in the table below that lists comprehensive results from the three drill holes announced in this release.

Frederick H. Earnest, President and CEO of Vista, stated, “The resource conversion drilling program in the Batman pit continues to deliver strong results by targeting mineralization currently in the inferred resource category located inside of or near the limits of an economic pit shape.  The first 18 drill holes of the program were recently incorporated into an updated resource estimate that significantly increased the measured and indicated mineral resources at Mt. Todd’s Batman deposit (please refer to our press release dated September 4, 2012).  We have now completed 24 drill holes and expect to drill another 8-10 holes this year targeting shallow mineralization at the north end of the pit and an untested area in the core zone to the south of the pit.  We plan to release an updated resource estimate at the end of the year that will incorporate the final results of our resource conversion drilling program and serve as the basis for the feasibility study we expect to complete in early 2013.”

Assay results of the first 18 holes were announced previously (please refer to our press releases dated March 12, April 25, June 5, July 2, and August 29 of this year).  The following table summarizes results from the subsequent three drill holes announced in this release.

Hole ID	Assay Interval (From-To)	Thickness (meters)	Approx. True Thickness (meters)	Gold Grade (gram/tonne)
VB12-015	130.7 — 142.0	11.3	9.9	0.64
	175.0 — 186.0	11.0	9.6	0.52
	284.0 — 296.1	12.1	10.6	0.49
	403.1 — 411.0	7.9	6.9	0.77
	435.0 — 453.1	18.1	15.8	1.01
	466.0 — 475.0	9.0	7.9	0.88
	485.0 — 494.0	9.0	7.9	1.55
	499.0 — 568.2	69.2	60.6	0.64
	573.1 -579.0	5.9	5.2	0.70
	586.9 — 735.4	148.5	129.9	1.32
VB12-016	342.0 — 359.0	17.0	13.9	0.72

Hole ID	Assay Interval (From-To)	Thickness (meters)	Approx. True Thickness (meters)	Gold Grade (gram/tonne)
	366.0 — 374.0	8.0	6.6	2.45
	405.0 — 418.1	13.1	10.7	0.68
	446.9 — 460.2	13.3	10.9	0.86
	513.1 — 558.0	44.9	36.8	0.63
	563.0 — 692.0	129.0	105.8	1.49
VB12-017	185.0 — 235.0	50.0	40.0	0.54
	239.9 — 272.0	32.1	25.7	0.73
	280.0 — 291.0	11.0	8.8	0.61
	379.0 — 400.0	21.0	16.8	0.54
	407.2 — 416.0	8.8	7.0	1.06
	448.0 — 481.1	33.1	26.5	1.54
including	450.0 — 457.0	7.0	5.6	5.22
	493.9 — 519.0	25.1	20.1	1.85

The orientation of these drill holes relative to the deposit is shown in cross sections found on the Company’s web site at http://www.vistagold.com/mt_todd.php?subpage=dr_20120925.  The sample intervals are constrained by geology and range from a minimum of 0.2 meters to a maximum of 1.2 meters in length, generally averaging 1 meter in length.  Mean grades are calculated at a 0.4 g/t Au cutoff with no upper cap applied.  The maximum length of internal waste is 4.0 meters.

The drilling has been completed and the core has been logged, photographed and sampled by employees or contractors of Vista Gold Australia under the direction of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”).  Samples were prepared and assayed by North Australia Laboratories, Pine Creek, Australia.  Second lab check assays were completed by Northern Territory Environmental Laboratories (Intertek Group) in Darwin, Australia.  Gold grades are based on a 50 gram fire assay method.

Core logging and sample custody, preparation and assaying were reviewed by Mr. Frank Fenne and Mr. Fenne is of the view that they are sufficient.  Mr. Frank Fenne has verified and approved the data and approved the scientific and technical information disclosed in this press release.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Concordia gold project in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release uses the terms “measured & indicated resources” and “inferred resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such definitions are not defined in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the timing, completion and results of a feasibility study at the Mt. Todd gold project, the timing, completion and results of an updated mineral reserve and resource estimate at the Mt. Todd gold project, the goals and achievement of the goals of the drilling program and the feasibility study, plans to complete another 8 to 10 drill holes this year targeting shallow mineralization,  and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking information and the forward-looking information contained in this press release include the following: results of feasibility studies, mineral resource and reserve estimates, exploration and assay results, terms and conditions of our agreements with contractors and our approved business plan.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of  anticipated drilling activities at the Mt. Todd gold project, risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Amendment No. 1 to its Annual Report on Form 10-K as filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.